QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on March 10, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-4431352 (I.R.S. Employer Identification No.)
26081 Avenue Hall Valencia, California (Address of Principal Executive Offices)	91355 (Zip Code)

A. REICHENTAL STOCK OPTION AWARD
K. McNAMARA STOCK OPTION AWARD
(Full titles of the Plans)

Robert M. Grace, Jr., Esq.
Vice President, General Counsel and Secretary
3D Systems Corporation
26081 Avenue Hall, Valencia, California 91355
(Name and Address of Agent for Service)

(661) 295-5600
(Telephone number, including Area Code, of Agent for Service)

Copies to:
 Sean M. Jones, Esq.
Kennedy Covington Lobdell & Hickman, L.L.P.
214 North Tryon Street, Suite 4700
Charlotte, NC 28202
(704) 331-7400

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee

Common Stock, par value $0.001 per share	344,599	$7.2190	$2,487,660	$293.00

Common Stock, par value $0.001 per share	25,000	$5.9100	$147,750	$18.00

Total	369,599		$2,635,410	$311.00

(1)
The 369,599 shares of Common Stock being registered hereunder are reserved for issuance pursuant to stock options awarded to Abraham Reichental and Kevin McNamara exercisable for 344,599 and 25,000 shares of Common Stock, respectively (together, the "Stock Option Awards").

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also registered hereunder an indeterminate number of shares of the Company's Common Stock issuable as a result of the anti-dilution provisions of the Stock Option Awards.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the $7.2190 per share exercise price with respect to the options to purchase 344,599 shares of Common Stock granted to Abraham Reichental and the $5.9100 per share exercise price with respect to the options to purchase 25,000 shares of Common Stock granted to Kevin McNamara.

INTRODUCTION

        This Registration Statement on Form S-8 is filed by 3D Systems Corporation (the "Registrant"), relating to 369,599 shares of the Registrant's common stock, par value $0.001 per share ("Common Stock"), to be issued in accordance with the terms of the Stock Option Awards.

PART I

Information Required in the Section 10(a) Prospectus

        The information required in Part I of this Registration Statement is included in the prospectuses for the Stock Option Awards, which the Registrant has excluded from this Registration Statement in accordance with the instructions to Form S-8.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

        The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

  (a)
  Annual Report on Form 10-K for the year ended December 31, 2004; and

  (b)
  Current Reports on Form 8-K filed on January 3, 2005 and March 2, 2005; and

  (c)
  The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form S-2, dated May 10, 1995, as amended by Amendment No. 1 dated May 25, 1995, Amendment No. 2 dated June 13, 1995 and Amendment No. 3 dated June 19, 1995.

        All documents filed pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any document and any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        The validity of the shares of Common Stock offered under this Registration Statement has been passed upon for the Registrant by Robert M. Grace, Jr., Esq., Vice President, General Counsel and Secretary of the Registrant. As of the date of this Registration Statement, Mr. Grace was employed by the Registrant and was the beneficial owner of approximately 30,212 shares of Common Stock of the Registrant and 30,000 unvested options to purchase Common Stock of the Registrant.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

        As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to the Registrant or its stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  under section 174 of the Delaware General Corporation law regarding unlawful dividends and stock purchases; or

  •
  for any transaction for which the director derived an improper personal benefit.

        As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated By-Laws provide that:

  •
  with respect to any action or proceeding not brought by the Registrant, the Registrant has the power to indemnify any person who was or is a party or is threatened to be made a party to any action or proceeding if that person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful;

  •
  with respect to any action or proceeding brought by the Registrant, the Registrant has the power to indemnify any person who was or is a party or is threatened to be made a party to any action or proceeding if that person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which that person is adjudged to be liable to the Registrant, unless, and only to the extent that the court determines that the person is fairly and reasonably entitled to indemnity;

  •
  to the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action or proceeding, he or she shall be indemnified against expenses incurred by him or her;

  •
  expenses incurred in defending a civil or criminal action or proceeding shall be paid by the Registrant in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay that amount if it is ultimately determined that he or she is not entitled to indemnification; and

  •
  the rights conferred in the Amended and Restated By-Laws are not exclusive.

        The Registrant has entered into indemnification agreements with certain of its directors and officers to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's amended Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

2

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

Exhibit Number	Exhibit*
4.1	Notice of Grant of Stock Options and Option Agreement effective September 19, 2003 between the Registrant and Abraham Reichental.
4.2	Notice of Grant of Stock Options and Option Agreement effective June 2, 2003 between the Registrant and Kevin McNamara.
4.3	Certificate of Incorporation of Registrant. [Exhibit 3.1 to Form 8-B filed on August 16, 1993, and the amendment thereto, filed on Form 8-B/A on February 4, 1994]
4.4	Amendment to Certificate of Incorporation filed on May 23, 1995. [Exhibit 3.2 to Registrant's Registration Statement on Form S-2/A, filed on May 25, 1995]
4.5
Certificate of Designations of the Series B Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on May 2, 2003. [Exhibit 3.1 to Registrant's Current Report on Form 8-K, filed on May 7, 2003]
4.6
Certificate of Elimination of Series A Preferred Stock filed with the Secretary of State of the State of Delaware on March 4, 2004. [Exhibit 3.6 to Registrant's Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 15, 2004]
4.7
Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 19, 2004. [Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 5, 2004]
4.8	Amended and Restated By-Laws of the Registrant. [Exhibit 3.5 to Registrant's Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 15, 2004]
5.1	Opinion of Robert M. Grace, Jr., Esq.
23.1	Consent of Deloitte & Touche, LLP, Independent Registered Public Accounting Firm.
23.2	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Robert M. Grace, Jr., Esq. (contained in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

*
Material in brackets is incorporated herein by reference

Item 9. Undertakings

        A.    The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

3

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference into this Registration Statement;

  (2)
  That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

        B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

4

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on this 10th day of March, 2005.

3D SYSTEMS CORPORATION
By:	/s/ ROBERT M. GRACE, JR. Robert M. Grace, Jr. Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert M. Grace, Jr. and Fred R. Jones, severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of Securities Act, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ABRAHAM N. REICHENTAL Abraham N. Reichental	President, Chief Executive Officer and Director (Principal Executive Officer)	March 10, 2005
/s/ FRED R. JONES Fred R. Jones	Vice President and Chief Financial Officer (Principal Financial Officer)	March 10, 2005
/s/ G. WALTER LOEWENBAUM II G. Walter Loewenbaum II	Director	March 10, 2005
/s/ MIRIAM V. GOLD Miriam V. Gold	Director	March 10, 2005

/s/ CHARLES W. HULL Charles W. Hull	Director	March 10, 2005
/s/ JIM D. KEVER Jim D. Kever	Director	March 10, 2005
/s/ KEVIN S. MOORE Kevin S. Moore	Director	March 10, 2005
/s/ RICHARD C. SPALDING Richard C. Spalding	Director	March 10, 2005
/s/ DANIEL S. VAN RIPER Daniel S. Van Riper	Director	March 10 2005

EXHIBIT INDEX

Exhibit Number	Exhibit*
4.1	Notice of Grant of Stock Options and Option Agreement effective September 19, 2003 between the Registrant and Abraham Reichental.
4.2	Notice of Grant of Stock Options and Option Agreement effective June 2, 2003 between the Registrant and Kevin McNamara.
4.3	Certificate of Incorporation of Registrant. [Exhibit 3.1 to Form 8-B filed on August 16, 1993, and the amendment thereto, filed on Form 8-B/A on February 4, 1994]
4.4	Amendment to Certificate of Incorporation filed on May 23, 1995. [Exhibit 3.2 to Registrant's Registration Statement on Form S-2/A, filed on May 25, 1995]
4.5
Certificate of Designations of the Series B Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on May 2, 2003. [Exhibit 3.1 to Registrant's Current Report on Form 8-K, filed on May 7, 2003]
4.6
Certificate of Elimination of Series A Preferred Stock filed with the Secretary of State of the State of Delaware on March 4, 2004. [Exhibit 3.6 to Registrant's Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 15, 2004]
4.7
Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 19, 2004. [Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 5, 2004]
4.8	Amended and Restated By-Laws of the Registrant. [Exhibit 3.5 of Registrant's Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 15, 2004]
5.1	Opinion of Robert M. Grace, Jr., Esq.
23.1	Consent of Deloitte & Touche, LLP, Independent Registered Public Accounting Firm.
23.2	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Robert M. Grace, Jr., Esq. (contained in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

*
Material in brackets is incorporated herein by reference

QuickLinks

PART I Information Required in the Section 10(a) Prospectus
PART II Information Required in the Registration Statement
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX